UNCLASSIFIED - NON CLASSIFIÉ#

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	OceanaGold Corporation
Reporting Year	From	1/01/25	To:	12/31/25	Date submitted	6/01/26
Reporting Entity ESTMA Identification Number	E840887		☒ Original Submission ☐ Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Marius van Niekerk				Date	6/01/26
Position Title	Chief Financial Officer and Executive Vice President

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/01/25	To:	12/31/25
Reporting Entity Name	OceanaGold Corporation					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E840887
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
New Zealand	Government of New Zealand	Inland Revenue	40,692,000							40,692,000	Income tax paid
New Zealand	Government of New Zealand	Ministry of Business, Innovation and Employment		6,533,000	278,000					6,811,000	Royalties paid on gold and silver sales. Fees paid for Mining and Exploration Permits/Licenses.
New Zealand	Government of New Zealand	Hauraki District Council			470,000					470,000	Local Government Rates
New Zealand	Government of New Zealand	Waitaki District Council			431,000					431,000	Local Government Rates
New Zealand	Government of New Zealand	Energy Efficiency and Conservation Authority			374,000					374,000	Electricity authority levy
New Zealand	Government of New Zealand	Otago Regional Council			299,000					299,000	Local Government Rates
New Zealand	Government of New Zealand	Waikato Regional Council			244,000					244,000	Local Government Rates
New Zealand	Government of New Zealand	Land Transport Safety Authority			194,000					194,000	Road user charges and licenses for light vehicles
New Zealand	Government of New Zealand	Fire and Emergency New Zealand Board			124,000					124,000	Fire service levy
New Zealand	Government of New Zealand	New Zealand Customs Service			117,000					117,000	Customs levies
Philippines	Government of the Philippines	Bureau of Internal Revenue	59,797,000							59,797,000	Corporate income tax and excise tax on minerals
Philippines	Government of the Philippines	Mines and Geosciences Bureau	8,217,000		39,000					8,256,000	Additional Government Share payment (related to the year ended December 31, 2024) Processing Fee (Permits)
Philippines	Local Government Unit		6,841,000		14,000					6,855,000	Local Business Tax, processing fee (Permits)
Philippines	Provincial Government of Nueva Vizcaya								3,336,000	3,336,000	Community Development Program (CDF)
Philippines	Municipalities of Cabarroguis and Kasibu	Local barangays							3,318,000	3,318,000	Social Development Management Program, Information/Education/Communication, Development of Mining Technology and Geo-sciences
Philippines	Provincial Government of Quirino								3,180,000	3,180,000	Quirino Provincial Development Fund
Philippines	Provincial Government of Quirino								1,697,000	1,697,000	Environmental funds
Philippines	Government of the Philippines	Bureau of Customs			1,367,000					1,367,000	Customs duties and tariff fees
Philippines	Local Government Unit Province of Nueva Vizcaya		1,012,000							1,012,000	Real property tax
United States of America	U.S. Department of the Treasury	Internal Revenue Service	9,625,000							9,625,000	Federal Corporate Income and Withholding tax paid
United States of America	State of South Carolina	Department of Revenue	1,225,000							1,225,000	South Carolina Corporate Income tax paid
United States of America	State of South Carolina	South Carolina Department of Natural Resources			1,919,000					1,919,000	Endowment payment to the South Carolina Department of Natural Resources Heritage Trust program.(5)
United States of America	State of South Carolina	Department of Treasury			1,800,000					1,800,000	Reclamation bonding
United States of America	Lancaster County, South Carolina		2,740,000							2,740,000	Property taxes
Additional Notes:
(1)All payments are reported in United States dollars (the reporting currency of the reporting entity) and have been rounded to the nearest $1,000.
(2)Payments have been converted to United States dollars from New Zealand dollars and Philippine pesos using a weighted average of the relevant monthly average exchange rates during the period. Average exchange rates for the year were NZD:USD 0.5821 and USD:PHP 57.4713 in 2025.
(3)Under the Mining Act in the Philippines, OceanaGold is required to invest 1.5% of its operating costs incurred to pay for a range of social development and community related programs.
Payments made under the Social Development Management Program ('SDMP') included in this report totalled ~$2.4 million. Payments made under the Information Education and Communication ('IEC') and Development of Mining, Technology and Geo-Sciences ('DMTG') programs included in this report totalled ~$0.9 million. This report includes payments made within a Barangay, Local Government Unit or Municipality where the total exceeded the applicable threshold.
Following the FTAA renewal, OceanaGold is required to invest the equivalent of an additional 1.5% of gross revenue which is to be allocated to community development. Payments made to the Community Development Fund ('CDF') and Provincial Development Fund ('PDF') totalled ~$3.3 million (excluding administration costs) and ~$1.7 million, respectively.
(4)In accordance with a Memorandum of Agreement, OceanaGold made payments totalling ~$1.5 million to the account of the Quirino Provincial Development Fund which shall be utilized exclusively for the community development projects of the Province of Quirino.
(5)OceanaGold is required to provide financial support to a Heritage Trust program in the form of an annual endowment payment over a 14 year period in accordance with its agreement with South Carolina's Department of Natural Resources. OceanaGold Corporation's ESTMA Reports are available at: https://oceanagold.com/investors/results-and-filings

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/01/25	To:	12/31/25
Reporting Entity Name	OceanaGold Corporation					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E840887
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
New Zealand	North Island		1,899,000	1,064,000					2,963,000
New Zealand	South Island	40,692,000	4,634,000	1,467,000					46,793,000
Philippines	Didipio Mine	75,867,000		1,420,000				11,531,000	88,818,000
United States of America	Haile Gold Mine	13,590,000		3,719,000					17,309,000
Additional Notes[3]:

(1)All payments are reported in United States dollars (the reporting currency of the reporting entity) and have been rounded to the nearest $1,000.
(2)Payments have been converted to United States dollars from New Zealand dollars and Philippine pesos using a weighted average of the relevant monthly average exchange rates during the period. Average exchange rates for the year were NZD:USD 0.5821 and USD:PHP 57.4713 in 2025.